FOR IMMEDIATE RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES
RETIREMENT OF WILLIAM F. RITZMANN

Elmer G. McLaughlin Appointed as New Chief Executive Officer and President

Lawrenceburg, Indiana, April 25, 2014 — United Community Bancorp (the "Company") (Nasdaq: UCBA), the holding company for United Community Bank (the "Bank"), announced today that William F. Ritzmann, Chief Executive Officer and President of the Company and the Bank has announced his retirement, effective June 30, 2014.

The Board of Directors also announced the appointment of Elmer (“E.G.”) McLaughlin as Chief Executive Officer and President of the Company and the Bank, effective July 1, 2014. Mr. McLaughlin has served as Executive Vice President and Chief Operating Officer of United Community Bancorp since its formation in 2006, and of the Bank since it was formed in April 1999 as result of the merger between Perpetual Federal Savings and Loan Association and Progressive Federal Savings Bank. Before the merger, Mr. McLaughlin served for nine years as President, and 19 years as a director, of Perpetual Federal. Prior to his appointment as President of Perpetual Federal, Mr. McLaughlin served as Executive Vice President and Head of Operations, and as a senior loan officer, of Perpetual Federal from 1978 until 1990. He has served as an officer and on the boards of directors of numerous community service organizations in the Dearborn County and Lawrenceburg, Indiana area, and was born and raised in Lawrenceburg where he resides. Mr. McLaughlin is a graduate of the University of Notre Dame and received a master’s degree from Indiana University.

Commenting on Mr. Ritzmann’s retirement, Ralph Sprecher, Chairman of the Board of Directors, stated, “The Board of Directors could not be more grateful to Bill Ritzmann for his contributions to United Community Bank, United Community Bancorp and the communities and constituents that we serve. Our institution has benefitted from his leadership, character and vision since he first joined Progressive Federal Savings Bank’s board in 1975. Together with E.G. McLaughlin, Bill has successfully guided the Bank and the Company through the extraordinary cycles that the financial services industry has endured during his tenure. While we wish Bill the best as he transitions his management responsibilities to E.G., we are delighted that we will continue to benefit from Bill’s presence on the Company’s and the Bank’s Boards of Directors. We are also uniquely fortunate to be able to appoint E.G. McLaughlin as our new CEO and President. E.G. epitomizes the skill and experience of our management team and has worked closely with Bill to strengthen and position the Company for future success. He is a recognized business and community leader throughout Lawrenceburg and its surrounding communities. We expect this management transition to be seamless.”

“It has truly been a privilege to be a part of the United Community family for so many years,” said Mr. Ritzmann. “United Community represents the best of what community banking seeks to achieve. I am very pleased that E.G. McLaughlin will be my successor, and sincerely echo the Board’s sentiments regarding E.G.”

“I am honored to be appointed as the new President and CEO of the institution that represents such a significant part of my personal and professional life,” stated Mr. McLaughlin. “Having worked with Bill Ritzmann and the rest of the United Community management team and the Board for so many years, I am very confident that we are well positioned to help United Community continue to serve the best interests of its shareholders, customers and communities. I will work diligently to ensure the Bank’s and Company’s continued success and honor the legacy of Bill’s stewardship.”

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 and subsequent quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the Securities and Exchange Commission's website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Contact:                 United Community Bancorp
William F. Ritzmann, President and Chief Executive Officer
(812) 537-4822